UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Iradimed Corporation

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	73-1408526 (I.R.S. Employer Identification No.)

1025 Willa Springs Drive Winter Springs, FL (Address of principal executive offices)	32708 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.0001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-196875

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

The description of the Common Stock, par value $0.0001 per share, of Iradimed Corporation, a Delaware corporation (the “Registrant”), to be registered hereunder that is contained in the section entitled “Description of Capital Stock” in the Registrant’s registration statement on Form S-1 (File No. 333-196875), as initially filed with the Securities and Exchange Commission (the “Commission”) on June 18, 2014, as amended (the “Registration Statement”), is incorporated by reference into this Form 8-A.  Any prospectus that constitutes part of the Registration Statement and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into this Form 8-A.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  July 10 , 2014

IRADIMED CORPORATION

By:	/s/ Roger E. Susi
Name: Roger E. Susi
Title: Chief Executive Officer and President

3